Exhibit 10.3

Amendment Letter

7 April 2020

From

(1)	Orchard Therapeutics plc, a company incorporated in England and Wales with company number 11494381 for itself and as Obligors' Agent for and on behalf of the Obligors (the "Company")

To

(2)	Midcap Financial (Ireland) Limited as agent of the other Finance Parties (the "Agent")

Recitals:

(A)

We refer to the senior term facilities agreement dated 24 May 2019 between, amongst others, the Company, the Original Borrower, the Subsidiaries of the Company listed therein as Original Guarantors, the financial institutions listed therein as Original Lenders and Midcap Financial (Ireland) Limited as Arranger, Agent and Security Agent (each term as defined therein) (as amended from time to time) (the "Facilities Agreement").

(B)	The Company seeks the Lenders' consent to the amendment set out in paragraph 3 (Amendment Request) of this letter.

1.	Definitions and Interpretation

1.1	In this letter:

"Effective Date" means the date this letter is countersigned by the Agent.

1.2	Capitalised terms defined in the Facilities Agreement have, unless otherwise defined in this letter, the same meaning in this letter.

2.	Construction

The principles of construction set out in the Facilities Agreement have effect as if set out in this letter.

3.	Amendment Request

3.1	The Company requests the Lenders' consent for the following changes:

(a)	paragraph (b) of the definition of "Availability Period" in Clause 1.1 (Definitions) of the Facilities Agreement shall be deleted in its entirety and be replaced with the following:

"in relation to Facility B, the period from and including 1 July 2020 to and including 31 March 2021; and"

3.2	The amendment requested in paragraph 3.1 above requires the consent of all Lenders.

Hogan Lovells

4.	Consent Deadline

4.1

The Company hereby requests that the Agent circulate this letter to the Lenders promptly upon receipt and seeks the Lenders' consent to the amendments referred to in paragraph 3 (Amendment Request) above.

4.2

The Lenders are requested to provide their responses to the amendment request set out in paragraph 3 (Amendment Request) above to the Agent on or before 5pm (London time) on 9 April 2020. By so providing their responses to such amendment request, the Lenders irrevocably authorise and instruct the Agent to execute and agree (for itself and on behalf of the other Finance Parties) all documentation and/or notices (if any) that may be necessary or desirable to implement the amendments set out in paragraph 3 (Amendment Request) above (including, in each case, any consequential amendments relating thereto).

4.3	The Agent is requested, if the amendments in paragraph 3 (Amendment Request) above are granted by the Lenders, to countersign this letter where indicated below and return it to the Company.

5.	Confirmations

5.1

The Company (as Obligors' Agent on behalf of each Obligor and on its own behalf) represents and warrants that the Repeating Representations are true as at the Effective Date by reference to the facts and circumstances existing at the Effective Date on the basis that references in those representations to the Finance Documents include this letter.

5.2

Save as expressly set out in this letter, no consent, waiver or amendment is given by this letter.  The Finance Parties reserve all their rights and remedies in respect of any breach of, or Default under, the Finance Documents.

5.3	The Company (as Obligors' Agent on behalf of each Obligor and on its own behalf) confirms and agrees that:

(a)

the provisions of the Facilities Agreement and the other Finance Documents (for the avoidance of doubt, including the Transaction Security Documents) shall, save as expressly set out in this letter, continue in full force and effect; and

(b)	all guarantees and security given by the Obligors pursuant to the Finance Documents will:

(i)	continue in full force and effect; and

(ii)	extend to the obligations of the relevant Obligors to the Finance Parties under the Finance Documents as amended by this letter.

6.	Miscellaneous

6.1

This letter may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement and any party may enter into this agreement by executing any one or more of the counterparts.

6.2	A person who is not a party to the Facilities Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this letter.

6.3

The Company reserves the right to withdraw, supplement or revise the request set out in this letter at any time prior to the Effective Date, provided that, if the Company makes any such supplement or revision, it shall promptly provide the Agent with a supplement to this letter setting out such supplement or revision and shall request that the Lenders provide the requisite level of consent to that supplement or revision in addition to the amendment requested at paragraph 3 (Amendment Request) above.

6.4	This letter is hereby designated as a Finance Document by the Agent and the Company in accordance with the terms of the Facilities Agreement.

7.	Governing Law and Enforcement

7.1	This letter and all non-contractual obligations arising in any way whatsoever out of or in connection with it shall be governed by, construed and take effect in accordance with English law.

7.2

Clause 42 (Enforcement) of the Facilities Agreement shall apply to this letter as if set out in full in this letter and as if reference in those provisions to "the Finance Documents" include references to this letter.

This letter has been entered into on the date stated at the beginning of this letter and executed as a deed by the Company and is intended to be and is delivered by the Company as a deed on the date specified above.  Please acknowledge your agreement to the terms of this letter by signing where indicated below.

Yours faithfully,

Executed as a deed by Orchard Therapeutics plc acting by:	) ) )
Signature of Director	/s/ Hubert Gaspar

Name of Director	Hubert Gaspar

In the presence of

Signature of witness	/s/ John Ilett

Name of witness	John Ilett

Address of witness	108 Cannon Street London EC4N 6EU United Kingdom

Occupation of witness	Solicitor

[Signature Page to Amendment No. 1]

We confirm the Lenders have consented to the amendments requested under paragraph 3 (Amendment Request) of this letter.

For and on behalf of

Midcap Financial (Ireland) Limited

as Agent for the Lenders

By: Apollo Capital Management, L.P., its investment manager

By:Apollo Capital Management GP, LLC, its general partner

By:	/s/ Maurice Amsellem
Name:	Maurice Amsellem
Title:	Authorized Signatory

[Signature Page to Amendment No. 1]